August 6, 2010

Cytori Reports Second Quarter & First Half 2010 Results; Product Sales Up 64% and Gross Profit Up 141%

SAN DIEGO--Cytori Therapeutics (NASDAQ:CYTX) reports second quarter and first half 2010 financial results. Further details, including progress of the Company’s commercial activities and product development pipeline, are provided in the ‘August 2010 Shareholder Letter', which may be accessed at http://ir.cytoritx.com.

Year-to-date, the Company has executed on the following stated business goals and objectives:

•	Grew system installed-base in Europe, Asia and U.S., bringing cumulative revenue-generating units worldwide to 122;

•	Achieved highest level of quarterly consumable shipments to date at 392, including 304 consumable re-orders in Q2;

•	Expanded European Celution® regulatory approval includes multiple medical indications and improves sales opportunities to hospitals;

•	Received regulatory approval for and launched PureGraft™ into the U.S. and European plastic and reconstructive surgery markets; and

•	Reported positive results in two cardiac cell therapy trials; plans underway to begin a European approval trial for heart attack patients.

Financial Results

Product revenues were $2.1 million for the quarter and $4.4 million for the first six months in 2010, compared to $1.3 million and $3.2 million for the same time periods, respectively, in 2009. Gross margin was 58% with a gross profit of $1.2 million for the second quarter of 2010 and 58% and $2.5 million for the first half of 2010. This compares with a gross margin of 39% and a gross profit of $0.5 million for the second quarter of 2009, and a gross margin of 42% and a gross profit of $1.3 million for the first six months of 2009.  Product revenues and gross profit grew 64% and 141% respectively comparing second quarter 2010 with the second quarter of 2009, due largely to increased direct sales and reduced reliance on distributors.

Total operating expenses were $6.3 million and $11.8 million for the second quarter and first six months of 2010, respectively, compared to $8.2 million and $14.6 million for the same periods, respectively in 2009. Compared to the same periods a year ago, the decline in total operating expenses are primarily due to a net reduction in non-cash expenses for changes in fair value of the warrant and option liabilities. We experienced a decrease in research and development expenses, partially offset by a greater investment into sales and marketing efforts as well as increased corporate costs.

Net cash used in operating activities was $4.5 million for the three months ended June 30, 2010 as compared to $6.0 million for the same period in 2009. Cash and cash equivalents as of June 30, 2010 were $38.1 million and we ended the quarter with $2.6 million in net accounts receivable. We believe that these amounts can fund our operations into the first quarter of 2012, including anticipated costs for initiating our pivotal European heart attack trial.

Outlook

Cytori continues to expand the number of Celution® and StemSource® products in the field while simultaneously investing to grow system adoption and consumable usage. Expanding the approved Celution® indications-for-use in Europe, which include new medical applications such as breast reconstruction and the repair of wounds, such as those resulting from Crohn’s disease, positively impacts our ability to sell systems to hospitals. This immediately expands our market opportunity as sales efforts to date have been focused primarily on cosmetic surgery clinics. We anticipate that 12 month results from our RESTORE 2 breast reconstruction trial will support our efforts to gain reimbursement for breast reconstruction in Europe. In addition, PureGraft™ approval in the U.S. and Europe now expands our product portfolio to more comprehensively address the autologous fat grafting market. When combined, the importance of the expanded claims and PureGraft™ approvals support the Company’s transformation from a primarily research and development organization to a multi-product, multi-market, sales-driven organization.

Conference Call & Shareholder Letter

Cytori will host a conference call and question and answer session at 10:30 AM Eastern Time today to further discuss these results. The audio webcast of the conference call may be accessed under "Webcasts" in the Investor Relations section of Cytori's website (www.cytori.com). The webcast will be available live and by replay two hours after the call and archived for 90 days.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, the expectation that expanded European regulatory approval for Celution® will improve our ability to sell systems to hospitals and expand our market opportunity, our ability to fund operations into 2012, the expectation that our breast reconstruction trial results will support our product reimbursement efforts , and our expectation that the US and European launch of PureGraft™ will support ongoing per-procedure revenues are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, risks related to our history of operating losses, the need for further financing and our ability to access the necessary additional capital for our business, inherent risk and uncertainty in the protection of intellectual property rights, regulatory uncertainties regarding the collection and results of clinical data, uncertainties relating to the future success of our sales and marketing programs, dependence on third party performance, as well as other risks and uncertainties described under the "Risk Factors" in Cytori's Securities and Exchange Commission Filings on Form 10-K and Form 10-Q. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

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CONSOLIDATED CONDENSED BALANCE SHEETS
(UNAUDITED)

	As of June 30, 2010	As of December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$38,100,000	$12,854,000
Accounts receivable, net of allowance for doubtful accounts of $566,000 and $751,000 in 2010 and 2009, respectively	2,573,000	1,631,000
Inventories, net	2,555,000	2,589,000
Other current assets	581,000	1,024,000

Total current assets	43,809,000	18,098,000

Property and equipment, net	1,220,000	1,314,000
Investment in joint venture	555,000	280,000
Other assets	456,000	500,000
Intangibles, net	524,000	635,000
Goodwill	3,922,000	3,922,000

Total assets	$50,486,000	$24,749,000

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$5,251,000	$5,478,000
Current portion of long-term obligations	1,978,000	2,705,000

Total current liabilities	7,229,000	8,183,000

Deferred revenues, related party	5,512,000	7,634,000
Deferred revenues	2,435,000	2,388,000
Warrant liability	2,644,000	6,272,000
Option liability	1,340,000	1,140,000
Long-term obligations, less current portion	17,226,000	2,790,000

Total liabilities	36,386,000	28,407,000

Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 5,000,000 shares authorized; -0- shares issued and outstanding in 2010 and 2009	—	—
Common stock, $0.001 par value; 95,000,000 shares authorized; 45,900,581 and 40,039,259 shares issued and 45,900,581 and 40,039,259 shares outstanding in 2010 and 2009, respectively	46,000	40,000
Additional paid-in capital	204,385,000	178,806,000
Accumulated deficit	(190,331,000)	(182,504,000)

Total stockholders’ equity (deficit)	14,100,000	(3,658,000)

Total liabilities and stockholders’ equity (deficit)	$50,486,000	$24,749,000

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2010	2009	2010	2009

Product revenues:
Related party	$—	$9,000	$9,000	$573,000
Third party	2,091,000	1,268,000	4,347,000	2,616,000
	2,091,000	1,277,000	4,356,000	3,189,000

Cost of product revenues	883,000	776,000	1,813,000	1,863,000

Gross profit	1,208,000	501,000	2,543,000	1,326,000

Development revenues:
Development, related party	—	7,250,000	2,122,000	7,250,000
Research grant and other	7,000	14,000	28,000	22,000
	7,000	7,264,000	2,150,000	7,272,000
Operating expenses:
Research and development	2,301,000	2,919,000	4,546,000	6,388,000
Sales and marketing	2,425,000	1,463,000	4,424,000	2,748,000
General and administrative	3,052,000	2,309,000	6,271,000	4,803,000
Change in fair value of warrant liability	(1,461,000)	2,133,000	(3,628,000)	1,112,000
Change in fair value of option liability	(60,000)	(630,000)	200,000	(420,000)

Total operating expenses	6,257,000	8,194,000	11,813,000	14,631,000

Operating loss	(5,042,000)	(429,000)	(7,120,000)	(6,033,000)

Other income (expense):
Interest income	2,000	4,000	3,000	18,000
Interest expense	(254,000)	(374,000)	(530,000)	(774,000)
Other expense, net	(49,000)	(16,000)	(125,000)	(108,000)
Equity loss from investment in joint venture	(34,000)	(11,000)	(55,000)	(27,000)

Total other expense	(335,000)	(397,000)	(707,000)	(891,000)

Net loss	$(5,377,000)	$(826,000)	$(7,827,000)	$(6,924,000)

Basic and diluted net loss per common share	$(0.12)	$(0.02)	$(0.18)	$(0.21)

Basic and diluted weighted average common shares	45,295,965	35,077,783	43,772,219	33,732,954

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Six Months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(7,827,000)	$(6,924,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	553,000	876,000
Amortization of deferred financing costs and debt discount	199,000	386,000
Warranty provision	—	(23,000)
Provision for doubtful accounts	567,000	300,000
Change in fair value of warrants	(3,628,000)	1,112,000
Change in fair value of option liabilities	200,000	(420,000)
Share-based compensation expense	1,468,000	1,276,000
Equity loss from investment in joint venture	55,000	27,000
Increases (decreases) in cash caused by changes in operating assets and liabilities:
Accounts receivable	(1,509,000)	(496,000)
Inventories	34,000	282,000
Other current assets	289,000	78,000
Other assets	—	51,000
Accounts payable and accrued expenses	(227,000)	(1,153,000)
Deferred revenues, related party	(2,122,000)	(7,250,000)
Deferred revenues	47,000	(7,000)
Long-term deferred rent	—	(168,000)

Net cash used in operating activities	(11,901,000)	(12,053,000)

Cash flows from investing activities:
Purchases of property and equipment	(348,000)	(18,000)
Investment in joint venture	(330,000)	—

Net cash used in investing activities	(678,000)	(18,000)

Cash flows from financing activities:
Principal payments on long-term obligations	(5,454,000)	(803,000)
Proceeds from long term obligations	20,000,000	—
Debt issuance costs and loan fees	(559,000)	—
Proceeds from exercise of employee stock options and warrants	7,042,000	21,000
Proceeds from sale of common stock and warrants	17,314,000	11,189,000
Costs from sale of common stock and warrants	(518,000)	(960,000)
Proceeds from sale of treasury stock	—	3,933,000

Net cash provided by financing activities	37,825,000	13,380,000

Net increase in cash and cash equivalents	25,246,000	1,309,000

Cash and cash equivalents at beginning of period	12,854,000	12,611,000

Cash and cash equivalents at end of period	$38,100,000	$13,920,000